EXHIBIT 99.1
JOINT FILER INFORMATION
Other Reporting Person(s)
1. TURTLE CREEK TRUST COMPANY

Item	Information
Name:	TURTLE CREEK TRUST COMPANY

Address:	2626 Cole Avenue, Suite 705, Dallas, Texas 75204

Designated Filer:	TCTC Holdings, LLC

Date of Event Requiring Statement (Month/Day/Year):	May 12, 2011

Issuer Name and Ticker or Trading Symbol:	Holly Corporation (HOC)

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By: /s/ R. Kevin Hardage
Name: R. Kevin Hardage Title: President Date: May 20, 2011

2. TURTLE CREEK MANAGEMENT, LLC

Item	Information
Name:	TURTLE CREEK MANAGEMENT, LLC

Address:	2626 Cole Avenue, Suite 705, Dallas, Texas 75204

Designated Filer:	TCTC Holdings, LLC

Date of Event Requiring Statement (Month/Day/Year):	May 12, 2011

Issuer Name and Ticker or Trading Symbol:	Holly Corporation [HOC]

Relationship of Reporting Person(s) to Issuer:	10% Owner

If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable

Individual or Joint/Group Filing:	Form filed by More than One Reporting Person

Signature:	By: /s/ Philip Kistler
Name: Philip Kistler Title: Chief Executive Officer Date: May 20, 2011